Yelp Announces Third Quarter 2014 Financial Results

Revenue Increases 67% Over Third Quarter 2013

SAN FRANCISCO, Oct. 22, 2014 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced financial results for the third quarter ended September 30, 2014.

  Net revenue was $102.5 million in the third quarter of 2014, reflecting 67% growth over the third quarter of 2013
  Cash flow from operations was $19 million in the third quarter. Cash and cash equivalents and marketable securities were $418 million as of September 30, 2014
  Cumulative reviews grew 41% year over year to approximately 67 million
  Average monthly unique visitors grew 19% year over year to approximately 139 million* and average monthly mobile unique visitors grew 46% year over year to approximately 73 million**
  Active local business accounts grew 51% year over year to approximately 86,200

Net income in the third quarter of 2014 was $3.6 million, or $0.05 per share, compared to a net loss of $(2.3) million, or $(0.04) per share, in the third quarter of 2013. Adjusted EBITDA for the third quarter of 2014 was $20.1 million, compared to $8.1 million for the third quarter of 2013.

Net revenue for the nine months ended September 30, 2014 was $267.6 million, an increase of 65% compared to $162.3 million in the same period last year. Net income for the nine months ended September 30, 2014 was $3.7 million, or $0.05 per share, compared to a net loss of $(8.0) million, or $(0.12) per share, in the comparable period in 2013. Adjusted EBITDA for the first nine months of this year was approximately $45.8 million compared to $19.0 million for the first nine months of last year.

"We had an outstanding quarter driven by strong execution across all areas of our business," said Jeremy Stoppelman, Yelp's chief executive officer. "Supporting the Yelp community and providing an excellent consumer experience continue to be our top priorities. It was amazing to see more review content contributed this quarter than ever before. As we look to the future, we'll continue to engage our community, develop new ways to show businesses the value Yelp provides and expand and deepen our geographic footprint. We are excited about the large opportunity ahead of us."

"We continue to deliver strong results," added Rob Krolik, Yelp's chief financial officer. "In the third quarter, revenue increased 67% year over year while adjusted EBITDA grew almost 150% year over year, demonstrating the leverage we see in the financial model."

Business Highlights

  International expansion:  Yelp is now in 29 countries and available in 16 languages. In the third quarter, Yelp launched in Chile and Hong Kong. Yelp also introduced mobile review translation which enables consumers around the world to translate reviews between any of its supported languages.
  Closing the loop with businesses:  Consumers are now able to transact with approximately 28,000 businesses on the Yelp Platform from restaurants and hotels to wineries and day spas. Yelp recently added Yelp Platform transactions and reservations to the business dashboard, providing yet another way for businesses to see how many consumers are interacting with them on Yelp.
  Community engagement:  Consumer and community engagement continue to grow. In the third quarter, Yelpers contributed approximately 5.3 million reviews, the largest quarterly increase to date. Approximately 45% of new reviews in the quarter were contributed through mobile devices.

Business Outlook

As of today, Yelp is providing its outlook for the fourth quarter and full year of 2014.

  For the fourth quarter of 2014, net revenue is expected to be in the range of $107 million to $108 million, representing growth of approximately 52% compared to the fourth quarter of 2013. Adjusted EBITDA is expected to be in the range of $24 million to $25 million. Stock-based compensation is expected to be in the range of $12 million to $13 million, and depreciation and amortization is expected to be approximately 4-5% of revenue.
  For the full year of 2014, net revenue is expected to be in the range of $375 million to $376 million, representing growth of approximately 61% compared to 2013. Adjusted EBITDA is expected to be in the range of $69.5 million to $70.5 million. Stock-based compensation is expected to be in the range of $42 million to $43 million, and depreciation and amortization is expected to be approximately 4-5% of revenue.

Quarterly Conference Call

To access the call, please dial 1 (800) 708-4539, or outside the U.S. 1 (847) 619-6396, with Passcode 38131427, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 4:00 p.m. PT October 22, 2014 and 11:59 p.m. PT November 5, 2014 by calling 1 (888) 843-7419 or 1 (630) 652-3042, with Passcode 3813 1427. The replay will also be available on the Company's website at http://www.yelp-ir.com.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across 29 countries. Yelp had a monthly average of approximately 139 million unique visitors in the third quarter of 2014*. By the end of the same quarter, Yelpers had written approximately 67 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists. Approximately 73 million unique visitors visited Yelp via their mobile device on a monthly average basis during the third quarter of 2014**.

* Source: "Users" as measured by Google Analytics

** Average monthly mobile unique visitors based on the number of unique visitors accessing Yelp via mobile web and unique devices accessing the app on a monthly average basis over a given three-month period.

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA, which the Securities and Exchange Commission has defined as a "non-GAAP financial measures." Adjusted EBITDA has been included in this press release because it is a key measure used by the Company's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP").

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
  adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
  adjusted EBITDA does not take into account restructuring and integration costs associated with our acquisition of Qype; and
  other companies, including those in the Company's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company's other GAAP results. Additionally, the Company has not reconciled its adjusted EBITDA outlook for the fourth quarter and full year 2014 to its net income (loss) outlook because it does not provide an outlook for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and cannot be reasonably predicted, the Company is unable to provide such an outlook. Accordingly, reconciliation to net income (loss) outlook for the fourth quarter and full year 2014 is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Net Income (Loss) to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the fourth quarter and full year 2014, the future growth in Company revenue and continued investing by the Company in its future growth, the Company's ability to expand geographically and build Yelp communities internationally and expand its markets and presence in existing markets, the Company's ability to capture the large local opportunity and develop new ways to close the loop with local businesses. The Company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the Company's short operating history in an evolving industry; the Company's ability to generate sufficient revenue to maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; the Company's ability to successfully manage acquisitions of new businesses, solutions or technologies, including Qype and SeatMe, and to integrate those businesses, solutions or technologies; the Company's reliance on traffic to its website from search engines like Google and Bing; the Company's ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding the Company's base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the Company's ability to deal with the increasingly competitive local search environment; the Company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while the Company continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; the Company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. Yelp assumes no obligation to update such statements. The results we report in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2014 could differ from the preliminary results we have announced in this press release.

Investor Relations Contact Information
Yelp Investor Relations
Wendy Lim
(415) 568-3240
ir@yelp.com

Yelp Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$ 290,567	$ 389,764
Short-term marketable securities	73,527	-
Accounts receivable, net	31,175	21,317
Prepaid expenses and other current assets	9,485	5,752
Total current assets	404,754	416,833

Long-term marketable securities	53,621	-
Property, equipment and software, net	43,333	30,666
Goodwill	55,808	59,690
Intangibles, net	4,541	5,235
Restricted cash	12,986	3,247
Other assets	2,356	306
Total assets	$ 577,399	$ 515,977

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$ 2,226	$ 3,364
Accrued liabilities	27,415	19,004
Deferred revenue	2,145	2,621
Total current liabilities	31,786	24,989
Long-term liabilities	6,990	4,505
Total liabilities	38,776	29,494

Stockholders' equity
Common stock	-	-
Additional paid-in capital	607,012	553,753
Accumulated other comprehensive income	(1,678)	3,186
Accumulated deficit	(66,711)	(70,456)
Total stockholders' equity	538,623	486,483
Total liabilities and stockholders' equity	$ 577,399	$ 515,977

Yelp Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net revenue	$ 102,455	$ 61,181	$ 267,649	$ 162,337

Cost and expenses
Cost of revenue (1)	6,174	4,277	17,096	11,635
Sales and marketing (1)	54,551	34,126	147,470	93,123
Product development (1)	17,397	11,208	46,105	26,441
General and administrative (1)	15,185	10,535	41,612	29,447
Depreciation and amortization	4,604	2,816	12,299	7,931
Restructuring and integration (1)	-	-	-	675

Total cost and expenses	97,911	62,962	264,582	169,252
Income (Loss) from operations	4,544	(1,781)	3,067	(6,915)
Other income (expense), net	200	(31)	183	(298)
Income (Loss) before provision for income taxes	4,744	(1,812)	3,250	(7,213)
Benefit (Provision) for income taxes	(1,107)	(510)	495	(786)
Net income (loss) attributable to common stockholders	$ 3,637	$ (2,322)	$ 3,745	$ (7,999)

Net income (loss) per share attributable to common stockholders:
Basic	$ 0.05	$ (0.04)	$ 0.05	$ (0.12)
Diluted	$ 0.05	$ (0.04)	$ 0.05	$ (0.12)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders (Class A and Class B):
Basic	72,195	65,530	71,697	64,620
Diluted	77,296	65,530	76,732	64,620

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cost of revenue	$ 253	$ 104	$ 522	$ 281
Sales and marketing	3,883	2,660	11,008	6,930
Research and development	3,835	1,709	10,333	3,565
General and administrative	2,947	2,542	8,594	6,557
Restructuring and integration	-	-	-	555
Total stock-based compensation	$ 10,918	$ 7,015	$ 30,457	$ 17,888

Yelp Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended
	September 30,
	2014	2013
Operating activities
Net income (loss)	$ 3,745	$ (7,999)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,299	7,931
Provision for doubtful accounts	3,894	2,178
Stock-based compensation	30,457	17,888
(Gain) loss on disposal of assets and website development costs	(5)	188
Premium amortization, net, on securities held-to-maturity	212	-
Excess tax benefit from share-based award activity	(899)	-

Changes in operating assets and liabilities:
Accounts receivable	(13,772)	(7,557)
Prepaid expenses and other assets	(7,338)	(3,020)
Accounts payable and accrued expenses	10,899	3,179
Deferred revenue	(453)	(680)
Net cash provided by operating activities	39,039	12,108

Investing activities
Acquisition of SeatMe, net of cash acquired	-	(2,057)
Purchases of property, equipment and software	(12,743)	(9,547)
Capitalized website and software development costs	(7,969)	(3,265)
Change in restricted cash	(9,756)	(1,768)
Purchases of intangibles	(1,334)	-
Proceeds from sale of property and equipment	14	-
Goodwill measurement period adjustment	-	1,153
Purchases of marketable securities	(148,359)	-
Maturities of marketable securities	21,000	-
Cash used in investing activities	(159,147)	(15,484)

Financing activities
Proceeds from exercise of employee stock options	17,316	9,702
Proceeds from issuance of common stock for Employee Stock Purchase Plan	4,087	-
Excess tax benefit from share-based award activity	899	-
Repurchase of common stock	(1,035)	(368)

Net cash provided by financing activities	21,267	9,334

Effect of exchange rate changes on cash and cash equivalents	(356)	132

Net increase (decrease) in cash and cash equivalents	(99,197)	6,090
Cash and cash equivalents at beginning of period	389,764	95,124
Cash and cash equivalents at end of period	$ 290,567	$ 101,214

Yelp Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income (loss)	$ 3,637	$ (2,322)	$ 3,745	$ (7,999)
(Benefit) Provision for income taxes	1,107	510	(495)	786
Other (income) expense, net	(200)	31	(183)	298
Depreciation and amortization	4,604	2,816	12,299	7,931
Stock-based compensation	10,918	7,015	30,457	17,333
Restructuring and integration	-	-	-	675
Adjusted EBITDA	$ 20,066	$ 8,050	$ 45,823	$ 19,024

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